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                                                                    EXHIBIT 99.9

                             TRANSFER AGENCY AGREEMENT

                   AGREEMENT made this 30th day of December, 1988 between MERRILL LYNCH U.S.A. GOVERNMENT RESERVES, an unincorporated business trust organized and existing under the laws of the Commonwealth of Massachusetts, having its principal office and place of business at Plainsboro, New Jersey (hereinafter referred to as the "Trust"), and Merrill Lynch Financial Data Services, Inc., a corporation organized and existing under the laws of the State of New Jersey, having its principal office and place of business at Somerset, New Jersey (hereinafter referred to as the "Transfer Agent").


                                 W I T N E S S E T H

         that for and in consideration of the mutual promises hereinafter set forth, the parties hereto covenant and agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

                   Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:
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                   1.   "Authorized Officer" shall be deemed to be the
        Chairman, President, any Vice President, the Secretary, and the Treasurer of the Trust, or any other person duly authorized by the Board of Trustees of the Trust to execute any certificate, instruction, notice or other instrument on behalf of the Trust.

                   2. "Certificate" shall mean any notice, instruction or other instrument in writing authorized or required by this Agreement to be given to the Transfer Agent, which is actually received by the Transfer Agent and signed on behalf of the Trust by any two Authorized Officers.

                   3. "Custodian" shall mean the custodian of all of the securities and all monies owned by the Trust.

                   4. "Shares" shall mean all or any part of the shares of beneficial interest of the Trust which are autho-rized and issued by the Trust.

                   5. "Written Instructions" shall mean written communications by telex or any other such system whereby the receiver of such communications is able to verify by codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communication.


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                                  ARTICLE II

                         APPOINTMENT OF TRANSFER AGENT

                 1. The Trust hereby constitutes and appoints the Transfer Agent as transfer agent for all of the Shares issued by the Trust during the period of this Agreement as the same shall from time to time be constituted.

                 2. The Transfer Agent hereby accepts appointment as transfer agent and agrees to perform the duties thereof as hereinafter set forth.

                 3. In connection with such appointment, the Trust shall deliver or in the case of item (e), make available upon request, the following documents to the Transfer Agent:

                       (a) A certified copy of the Declaration of Trust or other document evidencing the Trust's form of organization (such document hereinafter being referred to as the "Charter") and all amendments thereto;

                       (b) A certified copy of the By-Laws of the Trust;

                       (c) A certified copy of a resolution of the Board of Trustees of the Trust appointing the Transfer Agent and appointing an Authorized Officer of the Trust to execute this Transfer Agency Agreement;

                       (d) A certificate signed by the Secretary of the Trust specifying the number of authorized Shares of the Trust and the number of such authorized Shares issued and

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         currently outstanding, the names and specimen signatures of the officers of the Trust and the name and address of the legal counsel for the Trust;

                        (e) Copies of the Registration Statements, as amended to date, filed by the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the investment Company Act of 1940, as amended, together with any applications filed in connection therewith;

                        (f) A certified copy of the order or consent of each governmental or regulatory authority, required by law for the issuance of the Shares of the Trust, and an opinion of legal counsel for the Trust that the order or consent of no other governmental or regulatory authority is required;

                        (g) opinion of counsel for the Trust with respect to the validity of the authorized and outstanding Shares of the Trust and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal or state law or regulation (i.e., if subject to registration, that they have been registered and that the


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        Registration Statement has become effective or, if exempt, the specific grounds therefor); and

                       (h) A signature card bearing the signatures of the Authorized Officers of the Trust who will be the only persons authorized to sign Written Instructions and requests.


                                   ARTICLE III

                      AUTHORIZATION AND ISSUANCE OF SHARES

                 1. The Trust is authorized to issue an unlimited number of Shares and shall deliver to the Transfer Agent the following documents on or before the effective date of any decrease in the total number of Shares of the Trust authorized to be issued:

                       (a) A certified copy of the amendment to the Charter giving effect to such decrease;

                       (b) A certified copy of the order or consent of each governmental or regulatory authority, required by law for the decrease in the number of Shares authorized to be issued, and an opinion of counsel for the Trust that the order or consent of no other governmental or regulatory authority is required; and

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                       (c) An opinion of counsel for the Trust with
        respect to the validity of the Shares the Trust and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal or state law or regulation (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor)
       as amended, and any other applicable federal or state law or regulation (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor).


                                 ARTICLE IV

                  ISSUE, REDEMPTION, AND TRANSFER OF SHARES
                        OF BENEFICIAL INTEREST OF THE TRUST

                 1. A written order for the purchase of Shares actually received by the Transfer Agent through the mail shall be accepted by the Transfer Agent if such order:

                      (a) Consists of a Share purchase application designed by the Trust which is completed and signed by the purchaser or his authorized agent, or, in the case of an order for the account of an existing Shareholder, consists of either the detachable stub from a Statement of an Account previously sent to such Shareholder pursuant to paragraph 9 of this Article IV, or a signed writing indicating the name, address, and social security number of each person in whose name the Shares are to be registered and the account number; and

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                    (b) Is accompanied by a check drawn in U.S. dollars on
          a U.S. bank and payable to the order of Merrill Lynch Funds Distributor, Inc. ("Distributor"), or such other entity as may be approved in a Certificate, for an amount which satisfies the minimum purchase requirements set forth in paragraph 5 of this
          Article IV.

                    2. A bank wire order actually received by the Transfer Agent for the purchase of full and fractional Shares ("bank wire purchase order") shall be accepted by the Transfer Agent and the wired funds delivered to the Custodian if such bank wire purchase order:

                          (a) Is for an amount which satisfies the minimum purchase requirements set forth in paragraph 4 of this Article IV;

                          (b) Includes the name of the Trust;

                          (c) Specifies (i) in the case of a bank wire purchase order for the account of an existing Shareholder, the name of the Shareholder and the Shareholder's account number, or
          (ii) in the case of a bank wire purchase order for a person not an existing Shareholder the name, address, and social security number of each person in whose name the Shares are to be registered.

                    3. An order for the purchase of Shares actually received by the Transfer Agent form the Distributor shall be accepted by the Transfer Agent if such order:

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                         (a)   Is for an appropriate 'amount within the
          meaning of paragraph 4 of this Article IV; and

                         (b) Specifies (i) in the case of an order for the account of an existing Shareholder, such Shareholder's account number, or (ii) in the case of an order for a person not an existing Shareholder, the name, address, and social security number of each person in whose name the Shares are to be registered.

                    4. The Transfer Agent shall not accept any order for the purchase of Shares unless such order satisfies the following minimum purchases requirements:

                         (a) The minimum purchase in the case of an initial purchase order the the account of a person not a Shareholder at the time of such order is $5,000.00.

                        (b) The minimum purchase in the case of a purchase order for the account of a Shareholder at the time of such order is $1,000.00.

                        (c) The minimum purchase of the case of an initial purchase order which states the such order is for a Keogh, Pension, Profit-Sharing or Individual Retirement Account is $250.00 per plan. There shall be no minimum applicable with respect to subsequent purchase orders in connection with such plans.

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                       (d) The minimum purchase in the case of an initial
        purchase order which states that such order is for an account advised by a bank or an investment advisor registered under the Investment Adviser Act of 1940, including the Investment Adviser of the Trust, is $300.00.

                       (e) The minimum purchase in the case of a purchase order which states that such order is for an existing account advised by a bank or an investment adviser registered under the Investment Advisers Act of 1940 is $100.00.

                       (f) There shall be no minimum purchase requirement with respect to a purchase order for the account of an existing Shareholder who has been advised by the Trust that the value of his account is less than $1,000.00 and that the Shares in his account may be redeemed unless additional Shares are purchased.

                 5. The Transfer Agent shall have no duty or obligation to accept any purchase order not satisfying all the requirements of any one of the first three paragraphs of this Article IV and shall be free to reject any such order without the giving of any notice.


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                   6.   Upon the Transfer Agent's acceptance of an order
        for the purchase of Shares, the Transfer Agent shall furnish the Custodian with an advice specifying (a) the number of Shares sold, trade date and price, and (b) the amount of money to be received by the Custodian for the sale of such Shares.

                   7. A purchase order accepted pursuant to this Article by the Transfer Agent shall become effective on the day Federal Funds are made available to the Custodian with respect to such order, provided, however, that in the event Federal Funds are received with respect to a purchase order after the close of trading on the New York Stock Exchange, Inc. such order shall become effective on the next business day.

                  8. The Transfer Agent shall, when so instructed by a Shareholder on forms prescribed by the Trust and acceptable to the Transfer Agent draw a pre-authorized check of $50 or more on the Shareholder's regular bank account on the specific date in each month or quarter, as specified in such form, to be applied to the purchase of full and fractional Shares to be held in the Shareholder's account by the Transfer Agent and shall process such check for collection. The Transfer Agent shall at all times have the absolute right, without the prior consent of the Trust, to amend or cancel this service for any Shareholder, and shall do so whenever directed in a writing signed by the Shareholder that is actually received by the Transfer Agent. The Transfer Agent shall automatically cancel this service to any Shareholder whenever any pre-authorized check is returned as being uncollected.

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                 9.(a)   On the business day next succeeding the day
       on which (i) a purchase order becomes effective or (ii) Federal Funds with respect to a pre-authorized check drawn by the Transfer Agent have been received, the Transfer Agent shall, unless it would result in an over-issue of Shares as defined in Section 8-104(2) of the Uniform Commercial Code, issue the appropriate number of full and fractional Shares based on the net asset value per Share as next determined after the purchase order became effective or Federal Funds with respect to the pre-authorized check were made available to the Custodian, as the case may be, and hold such Shares in the account for which the purchase order was accepted or the pre-authorized check drawn; provided, however, that the Transfer Agent shall not be required to issue any Shares after it has received from an Authorized Officer of the Trust or from any appropriate Federal or State authority written notification that the sale of the Shares has been suspended or discontinued, and the Transfer Agent shall be entitled to rely upon such written notification.

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        Promptly after the issuance of such Shares, the Transfer Agent shall send to the Purchaser or his authorized agent at the address appearing on the books of the Transfer Agent a Statement of Account indicating that amount of full and fractional Shares purchased (in the case of fractional Shares, rounded to three decimal places), the price per Share, and the balance in the account as of the date of such Statement of Account. In no event shall the Transfer Agent be required to issue any certificate for any Shares.

                       (b) Notwithstanding paragraph 14 of this Article IV, on the last Friday of each month the Transfer Agent shall upon receipt of (i) an advice from an Authorized officer of the Trust specifying the per Share dividend for each day during such month and (ii) an advice from the Custodian that the aggregate amount of such per Share dividends has been received by it, unless it would result in an overissue as defined in Section 8-104(2) of the Uniform Commercial Code, issue to each Shareholder the appropriate amount of full and fractional Shares, based on the net asset value per Share determined as of the close of trading on the Mew York Stock Exchange, Inc. on such day. Shares so issued shall be credited to the account which holds the Shares on which the dividends were paid. Notwithstanding the foregoing, the Transfer Agent

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      shall not be required to issue any Shares after it has received from an Authorized Officer of the Trust or from any appropriate Federal or State authority written notifications that the sale of the Shares has been suspended or discontinued and the Transfer Agent shall be entitled to rely upon such written notification.

                10. A written redemption request actually received by the Transfer Agent for the redemption of Shares shall be accepted by the Transfer Agent if:

                     (a) Such redemption request specifies either
      (i) the number of full and fractional Shares to be redeemed, or (ii) the dollar value, based on the net asset value next determined after the Transfer Agent's acceptance of such: request, of Shares to be redeemed;

                     (b) Such redemption request is signed by all of the registered owners of the Shares; and

                     (c) Either (i) all the signatures contained in the redemption request are subject to a signature guarantee of a national bank or other bank which is a member of the Federal Reserve System or a firm of any national or regional1 stock exchange acceptable to the Transfer Agent and the Trust given not more than 30 days prior to the Transfer Agent's actual receipt of the redemption request or (ii) if the redemption proceeds are in excess of $1000, the request specifies a

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       domestic bank account, previously designated in a signed writing with appropriate signature guarantees received from the Shareholder named in the written request, to which the redemption proceeds are to be wired.

                 11. A telephone, telegraph, or telex (or other similar device) redemption request actually received by the Transfer Agent shall be accepted by the Transfer Agent if:

                       (a) Such redemption requests specifies either (i) a number of full and fractional Shares having a value equal to or in excess of $1,000 based on the net asset value next determined after the Transfer Agent's acceptance of such request, or (ii) a dollar value of Shares to be redeemed in excess of $1,000 based on the net asset value next determined after the Transfer Agent's acceptance of such request, and

                      (b) Such redemption request specifies the full name of the Shareholder, the number of the account which the Shares are held by the Transfer Agent and, in the case of a telegraph, or telex (or other similar device) redemption request, the name of the Trust; and

                      (c) The Transfer Agent has previously received a signed writing from the Shareholder named in the telephone, telegraph, or telex or other similar device redemption request with each signature thereon guaranteed by a national bank or

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          other bank which is a member of the Federal Reserve System or a member firm of any national or regional stock exchange acceptable to the Transfer Agent and the Trust, electing to utilize such redemption procedures and designating the domestic bank account specified in the redemption request.

                    12. A redemption request actually received by the Transfer Agent from Distributor shall be accepted if such request specifies (a) the number of full and fractional Shares to be redeemed; and (b) the full name of the Shareholder and the number of the account in which the Shares are held by the Transfer Agent.

                    13. The Transfer Agent shall, when instructed by a Shareholder on a form prescribed by the Trust and acceptable to the Transfer Agent, redeem on the 24th day of each calendar month or calendar quarter, as the case may be, or if such day is not a business day on the next succeeding day which is a business day, a sufficient number of shares in the Shareholder's account to generate the amount of redemption proceeds the Shareholder elects from time to time to receive; provided, however, that a direction from a Shareholder to redeem Shares shall be acted upon by the Transfer Agent only if such Shareholder has previously purchased Shares having a value, based on cost of the public offering price on the day on which a redemption is to be made, of at least $5,000, in the case of quarterly redemptions, and at least $10,000, in the case of monthly redemptions.

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           Such redemptions shall be made at the net asset value per.
           Share applicable to such last Friday of such month or quarter, as the case may be.

                     14. The Transfer Agent shall, when instructed by Shareholder on a form prescribed by the Trust and acceptable to the Transfer Agent, redeem on the last Friday of each calendar month the number of Shares Purchased-for such Shareholder by the reinvestment of dividends and distributions paid during such month, provided, however, that the Transfer Agent shall not, act upon any such direction received from a Shareholder who has directed the Transfer Agent to act pursuant to paragraph 13 of this Article IV unless such direction has previously been withdrawn. Redemptions pursuant to this paragraph shall be at the net asset value per Share, including accrued dividends, determined as of the close of the trading on the New York
           Stock Exchange, Inc. on the last Friday of such month.

                     15. A redemption request actually received by the Transfer Agent to redeem Shares held in the account of a Share-holder for at least 60 days and pay the proceeds of such redemp-tion to the Transfer Agent for any of the investment companies in the most recent and currently effective prospectus for the Trust shall be accepted by the Transfer Agent if such request:

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                         (a) Specifies the Shareholder account number
          from which the Shares are to be redeemed;

                         (b) Specifies either (i) a number of full and fractional Shares to be redeemed or (ii) a dollar value, based on the net asset value next determined after the Transfer Agent's acceptance of such request, of Shares to be redeemed;

                         (c) Specifies the name of the above investment company to whose Transfer Agent the proceeds of redemption are to be sent; and

                         (d) Consists of either (i) a writing signed by each registered owner of the Shares to be redeemed with each signatures guaranteed by a national bank or a member firm of any regional stock exchange acceptable to the Transfer Agent and the Trust or (ii) a wire received from Distributor.

                    16. The Transfer Agent shall accept a Certificate directing the redemption of Shares ("a redemption direction"), provided such Certificate:

                         (a) Specifies the number of the account in which is held the Shares to be redeemed;

                         (b) Specifies either (i) the number of full and fractional Shares to be redeemed or (ii) directs that all the Shares in such account are to be redeemed; and

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                         (c) States that such redemption either (i) is
          necessary in order for the Trust not to be deemed a personal holding company within the meaning of the Internal Revenue Code of 1954, as amended, or (ii) is a proper exercise of the Trust's right to redeem Shares in an account when the value of the Shares in such account is below a minimum amount established by the Trust and has remained below such amount after appropriate notice was given to the owner of such account by the Trust.

                    17. The Transfer Agent shall accept checks drawn on the Trust's account ("redemption checks") and effect a redemption of full and fractional Shares having a value equal to the amount of such check provided:

                         (a) Such check contains the Shareholder account number of the signer(s) of such check;

                         (b) Such check is signed by each registered owner of Shares in such account;

                         (c) Each drawer has previously elected in writing to use the check redemption privilege and has supplied the Transfer Agent with a signature card and any other documents required by the Transfer Agent;

                         (d) Acceptance of such check would not conflict with the rules, regulations and procedures of the account of the Trust.

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                        (e) Such check is for an amount of at least
        $500.00; and

                        (f) The Shares in the account have a value based on the net asset value next determined after presentment of such check at least equal to the amount of such check.

                   18. A redemption request, a redemption direction, and a redemption check accepted prior to the close of trading on the New York Stock Exchange, Inc. shall become 'effective on the day of acceptance. A redemption pursuant to paragraph 13 of this Article IV shall become effective on the 24th day of the calendar month, or if such day is not a business day on the next succeeding day which is a business day, and a redemption pursuant to paragraph 14 of this Article IV shall become effective on the last Friday of the calendar month, calendar year or calendar quarter, as the case may be, and a redemption request, a redemption direction, and a redemption check accepted after the close of trading on the New York Stock Exchange, Inc. shall become effective on the next succeeding business day. All redemptions of Shares shall be at the net asset value, including accrued dividends, next determined after the redemption, redemption request, redemption direction, or redemption check became effective.

                 19. The Transfer Agent shall have no duty or obligation to accept any redemption request, redemption check, redemption direction or to effect any redemption except as hereinbefore provided.

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                     20. Upon the effectiveness of a redemption request,
           redemption check, redemption direction or redemption pursuant to paragraphs 10, 11, 12, 13, 14, 15, 16 or 17 of this Article, the Transfer Agent shall deliver to the Custodian an advice setting forth the number of Shares redeemed and the amount to be paid for such Shares, and stating that such Shares are valid and in good form for redemption. After the Transfer
           Agent has received moneys paid to it by the Custodian for the redemption of Shares the Transfer Agent shall (i) in the case of a check redemption, deposit such moneys in the account of the Trust on which the redemption check was drawn; (ii) in the case of a redemption that specifies a previously designated domestic bank account, wire Federal Funds to such account on the business day next succeeding ,the business day on which the redemption request became effective, (iii) in the case of a redemption request from the Distributor, make payment to the Distributor on the business day next succeeding the business day on which the redemption request became effective; (iv) in the case of an exchange privilege described in paragraph 15 of this Article pay the proceeds of such redemption to the designated transfer agent for such investment company on the business day next succeeding the business day on which such redemption became effective; and (v) in all other cases mail the redemption proceeds in the form of a check, payable to the order of the registered owner(s) of the

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           Shares, to the address as it appears on the books of the Transfer'
           Agent on the business day next succeeding the business day on which the redemption request or redemption direction became effective, provided, however, that in the event Shares being redeemed were purchased within 30 calendar days of the date of the effectiveness of the redemption request, redemption check, or redemption direction, the Transfer Agent may delay acting in accordance with this paragraph until the second succeeding business day after the redemption request, redemption check, or redemption direction became effective.

                    21. All Shares redeemed pursuant to this Article shall be canceled by the Transfer Agent.

                    22. The Transfer Agent shall effect a transfer of Shares by the registered owner(s) thereof upon the Transfer Agent's receipt of a letter of instructions signed by the registered owner(s), with all signatures guaranteed by a national bank or other bank which is a member of the Federal Reserve System or by a member firm of any national or regional stock exchange, acceptable to the Transfer Agent and the Trust dated not more than 30 days prior to the date of receipt by the Transfer Agent, which specifies the name, address and social security number of the transferee.

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                       23. Notwithstanding any provision contained in this
            Agreement to the contrary, the Transfer Agent may require as a condition when he transfers redemption of any Shares or such documents as the Transfer Agent may deem necessary to evidence the authority of the person requesting the transfer or redemption and the payment of any taxes. In the case of small estates, where no administration is contemplated, the Transfer Agent may, when furnished with an appropriate surety bond, without further approval of the Trust, transfer or redeem Shares registered in the name of the deceased when the current market value of the Shares being registered does not exceed $2,000.00. The Transfer Agent may, in effecting transfers or redemptions, rely upon the uniform Act for the Simplication of Fiduciary Securities Transfers or the Uniform Commercial Code, as the same may be amended from time to time, which in the opinion of legal counsel for the Trust or the Trans-fer Agent's own legal counsel protect the Transfer Agent in not requiring certain documents in connection with the transfer or redemption of Shares, and the Trust shall indemnify the Transfer Agent for any act done or omitted in reliance upon such laws or opinions of counsel.

                       24. The Transfer Agent shall when so directed
            in a Certificate, suspend the right of redemption or postpone the date of payment of the proceeds of redemption for more than 7 calendar days following the day on which tender for

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             redemption is made (1) for any period during which the New
             York Stock Exchange, Inc. is closed other than on customary weekend and holiday closings; (2) for any period during which, as determined by the Securities and Exchange Commission by rule, regulation or orders, (i) trading on the New York
             Stock Exchange, Inc. is suspended or (ii) an emergency exists as a result of which disposal by the Trust of its portfolio securities is not reasonably practicable or it is not reasonably practicable to determine the value of the Trust's net assets; or
             (3) for such other periods as the Securities and Exchange Commission may by order permit.

                      25. Prior to the close of business on each business
             day the Trust shall deliver or cause to be delivered to the Transfer Agent an advice setting forth the net asset value of the Shares of the Trust, and the Transfer Agent shall be entitled to rely upon such advice and shall not be responsible for the accuracy of the same.

                      26. Not later than the last day of the first week
             of each calendar month the Transfer Agent shall mail to each Shareholder or his authorized agent, at the address appearing on the books of the Transfer Agent, a Monthly Activity Statement indicating each purchase and redemption by or for tile account of such Shareholder for the prior calendar month, specifying the date, amount of full and fractional Shares purchased or redeemed,

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            as the case may be, the price at which the same were purchased or redeemed, the balance in the Shareholder's account after giving effect to each purchase or redemption, and the closing balance in such account as of the Friday of the calendar month.

                      27. After the close of business on each business day
            the Transfer Agent shall adjust the number of Shares outstanding as of the close of business on such day by adding to the number of Shares outstanding at the start of such day (i) the number of shares for which purchase orders were accepted on such day, (ii) the number of Shares for the pre-authorized checks were drawn by the Transfer Agent on such day, and (iii) the number of Shares purchased by the reinvestment of dividends or distributions on such day, and subtract therefrom (a) the number of Shares for which a redemption request was accepted on such day, (b) the number of Shares for which a redemption direction was accepted on such day, (c) the number of Shares for which a redemption check was received on such day, and (d) thenumber of Shares redeemed pursuant to paragraphs 13 or 14 of this Article on such day on the next business day the Transfer Agent shall send to the Trust an advice setting forth the number of Shares outstanding as of the close of business on the preceding business day.

                   28. The Transfer Agent shall orally advise any telephone caller, without regard to the identity of the caller, of the number of full and fractional Shares owned by any registered owner at the time of receipt of such telephone call if, but only if, the telephone called specifies either:

                    I.   (a)  The name(s) of the registered owner(s)-

                         (b)  The address of the registered owner(s)
                              appearing on the books of the Transfer
                              Agent;

                         (c)  The registered owner's(s') account number;
                              and

                         (d) The social security number of the registered owner(s);
                              or

                    II.  (a)  The Financial Consultant number appearing on
                              the books of the Transfer Agents; and

                         (b)  The account number of the registered owner.

                                     ARTICLE V
                       PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

                      1. The Trust shall furnish to the Transfer Agent a certified resolution of the Board of Trustees of the Trust authorizing the declaration of dividends or distributions on a daily basis and I authorizing the Transfer Agent to rely on a Certificate specifying the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined, the amount payable per Share to the Shareholders of record as of that date.

                     2. Upon the payment date specified in such resolu-tion, or Certificate the Transfer Agent shall accrue for each Share issued and outstanding at the opening of business on such payment date the total amount payable as a dividend or distri-bution with respect to such Shares. On the last Friday of each month the Transfer Agent shall act in accordance with the provisions of Article IV.

                     3. The Transfer Agent shall in no way be responsible for the determination of the rate of dividend or distributions due to the Shareholders.

                     4. It is understood that the Transfer Agent shall file such appropriate information returns concerning the payment of dividends and capital gain distributions with the proper Federal, State and local authorities as may be required by law to be filed by the Trust, but shall in no way be responsible for the collec-tion or withholding of taxes due on such dividends or distribu-tions due to Shareholders unless required of it by applicable law.


                                    ARTICLE VI

                                CONCERNING THE TRUST

                     1. The Trust shall promptly deliver to the Transfer Agent written notice of any change in the officers authorized to sign Written Instructions or requests, together with a specimen signature of each new Authorized Officer.

                     2. At any time the Transfer Agent may apply to an Authorized Officer of the Trust for Written Instructions, and may consult counsel for the Trust or its own counsel, with respect to any matter arising in connection with the appointment, and shall not be liable for any action taken or omitted by it in good faith in accordance with such Written Instructions or such opinion of counsel.

                     3. The copy of the Charter of the Trust and copies-of all amendments thereto shall be certified by the Secretary of State (or other appropriate official) of the state of organ-ization, and if such Charter and/or amendments are required by law also to be filed with a county or other officer or official body, a certificate of such filing shall be filed with a certified copy submitted to the Transfer Agent. A copy of the order or consent of each governmental or regulatory authority required by law as a prerequisite to the issuance of Shares of the Trust shall be certified by the Secretary or other proper officer of such governmental or regulatory authority The copy of the By-Laws and copies of all amendments thereto, and copies of resolutions of the Board of Trustees of the Trust, shall be certified by the Secretary of the Trust under the corporate seal.

                      4. The Trust or its authorized agent shall be respon-sible for the valuation of its Shares with respect to all purchase and redemption orders.


                                     ARTICLE VII

                            CONCERNING THE TRANSFER AGENT

                      1. The Transfer Agent shall not be liable and shall be fully protected in acting upon any paper, document, or telephone instruction believed by it to be genuine and to have been signed or made by the proper person or persons and shall not be held to have any notice of any change of authority of any person until receipt of written notice thereof from the Trust or such person.

                    2. The Transfer Agent shall keep such records in the form and manner as it may deem advisable but not inconsistent with the rules and regulations of appropriate government authorities. The Transfer Agent may deliver to the Trust from time to time at its discretion, for safekeeping or disposition by the Trust in accordance with law, such records, papers or documents, including checks drawn on the Trust's account and signed by Shareholders, accumulated in the execution of its duties as such Transfer-Agent,, as the Transfer Agent may deem expedient, and the Trust assume all responsibility for any failure thereafter to produce any record, paper or document so returned, if and when required. The records maintained by the Transfer Agent pursuant this Paragraph, including the records described in Schedule A annexed hereto and made a part hereof, which have not been previously delivered to the Trust pursuant to the foregoing provisions of this paragraph, shall be considered to be the property of the Trust and such records shall be delivered to the Trust on the date of termination of this Agreement, as specified in Article IX of this Agreement, in the form and manner kept by the Transfer Agent on such date of termination.

                      3. The Transfer Agent may, in connection with its appointment, employ agents or attorneys in fact, and shall not be liable for any loss arising out of or in connection with its actions under this appointment so long as it acts in good faith and is not negligent or guilty of any willful misconduct. The
            Trust shall indemnify and exonerate, save and hold harmless the Transfer Agent from and against any and all claims (whether with or without basis in fact or law), demands, expenses and liabilities of any and every nature which the Transfer Agent may sustain or incur or which may be asserted against the Transfer Agent by any person by reason of or as a result of any action taken or omitted to be taken by the Transfer Agent in good faith and without negligence in reliance upon any (i) written, telephone or wire purchase order, redemption request or instruction received by the Transfer Agent pursuant to this Agreement, (ii) instrument or order believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person or persons, (iii) Certificate or oral or written Instruction of an Authorized Officer of the Trust or (iv) opinion of legal counsel for the trust or the Transfer Agent. The Trust shall indemnify and exonerate, save and hold the Transfer Agent harmless from and against any and all claims (whether with or without basis in fact or law), demands, expenses and liabilities of any and every nature which the Transfer Agent may sustain or incur or which may be asserted against the Transfer Agent by any person by reason of or as a result of any action taken or omitted to be taken by the Transfer Agent in connection with its appointment in reliance upon any law, act, regulation or interpretation of the same by an appropriate governmental agency even though the same may thereafter have been altered, changed, amended or repealed. In order that the indemnification provision contained in this paragraph 3 shall apply, upon the assertion of a claim for which the Trust may be required to indemnify the Transfer Agent, the Transfer Agent shall promptly notify the trust of such assertion, and shall keep the Trust advised with respect to all developments concerning such claim. The Trust shall have the option to participate with the Transfer Agent in the defense of such claim.
          The Transfer Agent shall in no case confess any claim of make any compromise in any case in which the Trust may be required to indemnify the Transfer Agent except with the Trust's prior written consent.

                    4. Specifically, but not by way of limitation, the Trust shall indemnify and exonerate, save and hold the Transfer Agent harmless from and against any and all claims (whether with or without basis in fact or law), demands, expenses and liabilities of any and every nature which the Transfer Agent may sustain by any person in connection with the Transfer Agent's capacity and authorization to issue shares of the Trust and the form and amount of authorized Shares of the Fund.

                      5. The Transfer Agent will supply Shareholder lists
            to the Trust from time to time upon receiving a request therefor from an Authorized officer of the Trust.

                       6. In case of any requests or demands for the in-
             spection of the Shareholder records of the Trust, the Transfer Agent will endeavor to notify the Trust and to secure instructions from an Authorized Officer of the Trust as to such inspection.
             The Transfer Agent reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it nay be held liable for the failure to exhibit the Shareholder records to such person.

                       7. At the request of an Authorized officer of the Trust, the Transfer Agent will address and mail such appropriate notices to Shareholders as the Trust may direct.

                       8. The Transfer Agent shall not be responsible for the valuation of the Shares of the Trust with respect to purchase and redemption orders, and shall be furnished such valuations by the Trust or its agent.

                       9. The Transfer Agent shall not be responsible for the payment of any original issue or other taxes required to be paid by the Trust in connection with the issuance or transfer of any Shares.

                      10. Notwithstanding any of the foregoing provisions of
             this Agreement, the Transfer Agent shall be under no duty or obligation to inquire into, and shall not be liable for:

                         (a) The legality of the issue or sale of any Shares of the Trust, or the sufficiency of the amount to be received therefor;

                         (b) The legality of the redemption of any Shares of the Trust, or the propriety of the amount to be paid therefor;

                         (c)   The legality of the declaration of any
          dividend by the Trust, or the legality of the issue of any Shares of the Trust, in payment of any stock dividend; or

                         (d) The legality of any recapitalization or readjustment of the Shares of the Trust.

                    11. The Transfer Agent shall be entitled to receive and the Trust hereby agrees to pay to the Transfer Agent its out-of-pocket expenses and such compensation as may be agreed from time to time by the Transfer Agent and the Trust.

                    12. The Transfer Agent hereby agrees to hire, purchase, develop and maintain such dedicated personnel, facilities, equipment, software, resources and capabilities as may be reasonably determined by the Fund to be necessary for the satisfactory performance of the duties and responsibilities of the Transfer Agent under the Agreement.


                                      ARTICLE X

                                     TERMINATION

                   1. Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than 90 days after the date of receipt of such notice, in the event such notice is given by the Trust, it shall be accompanied by a copy of a resolution of the Board of Trustees of the Trust, certified by the Secretary or any Assistant Secretary electing to terminate this Agreement and designating a successor transfer agent or transfer agents. In the event such notice is given by the Transfer Agent, the Trust shall, on or before the termination date, deliver to the Transfer
           Agent a copy of a resolution of its Board of Directors certi-fied by the Secretary or any Assistant Secretary designating a successor transfer agent or transfer agents. In the absence of such designation by the Trust, the Transfer Agent may designate a successor transfer agent. If the Trust fails to designate a successor transfer agent and if the Transfer Agent is unable to find a successor transfer agent, the Trust shall upon the date specified in the notice of termination of this Agreement be deemed to be its own transfer agent and the Transfer Agent shall thereby be relieved of all duties and responsibilities pursuant to this Agreement.

                                      ARTICLE XI

                                    MISCELLANEOUS

                     1. Any notice or other instrument in writing, au-thorized or required by this Agreement to be given to the Trust shall be sufficiently given if addressed to the Trust and mailed or delivered to it as its primary office in Plainsboro, New Jersey or at such other place as the Trust may from time to time designate in writing.

                     2. Any notices or other instrument in writing, authorized or required by this Agreement to be given to the Transfer Agent shall be sufficiently given if addressed to the Transfer Agent and mailed or delivered to it at its primary office in Somerset, New Jersey or at such other place as the Transfer Agent may from time to time designate in writing.

                     3. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the formality of this Agreement.

                     4. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Transfer Agent.

                     5. This Agreement shall be construed in accordance with the laws of the State of New York.

                      6. The Declaration of Trust establishing the Trust, dated January 21, 1975, a copy of which, together with all amendments thereto (the "Declaration") , is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Merrill Lynch Ready Assets Trust" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim otherwise in connection with the affairs of said Trust by the Trust Estate only shall be liable.

                     7. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

                   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, thereunto duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.

                                        MERRILL LYNCH U.S.A. Government Reserves


                                        By
                                           ---------------------------------

ATTEST


---------------------------------



                                        MERRILL LYNCH FINANCIAL DATA
                                            SERVICE,  INC.


                                        BY
                                           ---------------------------------


ATTEST:


---------------------------------

                                     Schedule A

         The Transfer Agent will establish, maintain and provide to the Trust the following:

         A. Daily Journal of Subscription Receipts, Availability and Funds Transfers to Custody.

         B.   Daily Journal of Redemption Payment Demand.

         C. Daily Sales and Transaction Journals containing the day's detail of all transactions.

         D.   Daily Closed Account Journal.

         E.   Daily Dividend Proof (Daily & Monthly).

         F.   Daily Redemption Blotter.

         G.   Daily Shares Proof (Daily & Monthly).

         H.   Daily Master Control Proof.

         I.   Daily Prospectus Mailing Report.

         J.   Daily Blue Sky Report (frequency as agreed upon).

         K.   Daily Quality Control Reports.

         L.   Large Item Report.

         M.   Weekly Status Report.

         N.   Research and Correspondence Status Report.

         O.   Monthly Sales by State and Dividends Reinvested.

         P.   Monthly Shareholders Master File List.

         Q.   Monthly Record of out-of-pocket Cost Incurred.